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                                                                    EXHIBIT 10.1


                               EXCHANGE AGREEMENT

         THIS AGREEMENT made and entered into as of the 24 day of February, 2000, by and between the RH DRIEHAUS FOUNDATION, an Illinois not-for-profit foundation (referred to herein as "Driehaus"), and WILLIAM ST. LAURENT, of Miami, Florida (referred to herein as "St. Laurent");

                             W I T N E S S E T H :

         WHEREAS, Driehaus is the owner, free and clear of all liens or encumbrances, of US $2,000,000.00 face value global medium term notes issued by Technology Acceptance Corp., a Cayman Islands special purpose corporation, on April 16, 1998, copies of which are attached hereto as Exhibit "A" (referred to herein as the "TAC Notes"); and

         WHEREAS, St. Laurent is the owner, free and clear of all liens and encumbrances, of 285,750 restricted shares of the common stock of Vitech America, Inc., a Florida corporation (referred to herein as the "Vitech Stock"); and

         WHEREAS, Driehaus desires to transfer the TAC Notes to St. Laurent in exchange for the Vitech Stock, and St. Laurent desires to transfer the Vitech Stock to Driehaus in exchange for the TAC Notes, subject to the terms and conditions stated herein;

         NOW, THEREFORE, for and in consideration of the mutual promises herein set forth, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


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         1.       Exchange. Driehaus hereby transfers all of its right, title and interest in the TAC Notes to St. Laurent in exchange for all St. Laurent's right, title and interest in and to the Vitech Stock.

         2. Assignment. Upon execution hereof, Driehaus agrees to deliver the TAC Notes to St. Laurent together with a fully executed bond power assigning the TAC Notes to St. Laurent to allow, upon execution hereof, the transfer of the TAC Notes to St. Laurent on the corporate records of Technology Acceptance Corp. Upon execution hereof, St. Laurent agrees to deliver the Vitech Stock to Driehaus together with a fully executed stock power assigning the Vitech Shares to Driehaus to allow, upon execution hereof, the transfer of the Vitech Stock to Driehaus on the corporate records of Vitech America, Inc..

         3. No Broker or Finder. The parties hereto acknowledge that they are not in any way obligated for a payment of fees or expenses to any broker or finder in connection with the transaction contemplated by this Agreement.

         4. Acknowledgments. Each party hereby acknowledges that they have either full and complete knowledge of all aspects of the exchange transaction called for herein or access to such information as they deem relevant thereto, and neither party hereto is making any representations or warranties with regard to the exchange called for herein, except as otherwise provided in this Agreement. Therefore, the parties hereby waive and hold each other harmless from and against any and all liabilities, demands, claims, actions or causes for actions, assessments, losses, penalties, costs, damages or expenses sustained or incurred by the parties hereto as a result of, or arising out of, or by virtue of the exchange transaction setforth in this Agreement.


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         5.       Nondisclosure. The parties hereby agree to maintain the
existence of this Agreement as well as all of its terms and conditions (referred to herein as the "Transaction Information") in confidence and to use at least the same degree of care to maintain the Transaction Information as secret as it uses in maintaining as secret its own proprietary and confidential information but always using at least a reasonable degree of care. The parties will use or disclose the Transaction Information only to the extent necessary to effectuate the exchange called for herein, as reasonably required in connection with the contemplated registration of the Vitech Stock as hereinafter agreed to in writing by both parties or as required by law.

         6. Registration Undertaking. As an inducement to Driehaus to sell the TAC Notes, St. Laurent has undertaken to cause Vitech America, Inc. (referred to herein as the "Company") to provide certain registration rights with respect to the Vitech Stock pursuant to the terms and conditions of the Registration Rights Agreement to be entered into simultaneously herewith between Driehaus and the Company.

         7. Further Assurances. St. Laurent and Driehaus agree that each shall, from time to time upon the reasonable request of the other party, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance necessary or desirable to perfect the consummation of the within transaction.

         8. Construction. The parties hereto agree that all matters pertaining to the validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.


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         9.       Notice. All deliveries, notices, statements, requests and
demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be made via messenger or nationally recognized courier service or via telecopy to the following addresses or facsimile numbers or such other addresses or facsimile numbers at which the parties shall from time to time notify one another:

         If to Driehaus:            RH Driehaus Foundation
                                    25 East Erie Street
                                    Chicago, IL 60611-2703
                                    Attn: Dusko Culatic
                                    Facsimile No. (312) 587-3840

         With copy to:              Robert M. Levin
                                    Levin & Schreder, Ltd.
                                    120 N. La Salle St., 38th Floor
                                    Chicago, IL 60602
                                    Facsimile No. (312) 332-6393

         If to St. Laurent:         William St. Laurent
                                    8807 NW 23rd St.
                                    Miami, FL 33172
                                    Facsimile No. (305) 477-1161

         10. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original for all purposes, but all of which shall constitute one and the same agreement.

         11. Entire Agreement. This Agreement constitutes the entire agreement and understanding of St. Laurent and Driehaus, and no contemporaneous or subsequent oral agreement or statements shall alter or modify the terms and provisions hereof unless agreed thereto by the parties in writing. There are no promises or representations upon which any party hereto has relied in the execution of this Agreement which are not contained herein.


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         12.      Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         13. Pronouns and Headings. As used herein, all pronouns shall include the masculine, feminine, neuter, singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have set their respective hands as of the date first above written.

RH Driehaus Foundation                  Wolf Partners, L.P.


By: /s/ SIGNATURE INELIGIBLE            By: /s/ WILLIAM ST. LAURENT
    ----------------------------------      ------------------------------------
                                            William St. Laurent, General Partner



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